EXHIBIT 2:

                             BY-LAWS
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                                 By-Laws  of  The Rushmore  Fund,

Inc.



                             BY LAWS

                     THE RUSHMORE FUND, INC.

                            ARTICLE I

     Section  1.  The title  of this corporation  is THE RUSHMORE

FUND, INC.

     Section  2.  The post office address of the principal office of the  Corporation  in  this  State  is  4922  Fairmont  Avenue,

Bethesda, Maryland 20814.  The name of the  resident agent of the

Corporation  in  this State  is  Michael G.  Trainer,  Esquire, a resident  of this  State,  and the  post  office address  of  the resident agent is 4922 Fairmont Avenue, Bethesda, Maryland 20814.

     The Corporation may also have an office and keep its records at such  places as the Board  of Directors may from  time to time designate.

     Section 3.  The corporate seal shall be circular in form and have inscribed thereon the  name of the Corporation and  the year of its incorporation  and the words  "Corporate Seal,  Maryland".

Said seal may be used  by causing it or a facsimile thereof to be imprinted or affixed or otherwise reproduced.

                            ARTICLE II

                     MEETINGS OF STOCKHOLDERS

     Section 1.  Meetings of the Stockholders for the election of

Directors shall  be held in such places as the Board of Directors may by resolution  establish.  Meetings  of Stockholders for  any
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other  purpose may  be held at  such place  and time  as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.



     Section  2.  Meetings of  the Stockholders may  be called by the President,  or by a  majority of the  Board of  Directors and shall  be called by the  President or Secretary  upon the written request of  the holders of stock  entitled to cast not  less than

25% of all the votes entitled to  be cast at such meeting.  Costs of preparing and mailing the notice of such meeting shall be paid in advance by the requesting shareholders.

     Section  3.   Not less  than  ten nor  more than  sixty days

before  the date  of every  Stockholders' Meeting,  the Secretary shall give to each  Stockholder entitled to vote at  such meeting written  notice stating  time and  place of  the meeting  and the purpose  or purposes for which  the meeting is  called.  Business transacted at any Meeting of Stockholders shall be limited to the purposes stated in the Notice.

     Section 4.  The Board of Directors may fix in advance a date not  less than ten  days nor more  than sixty days,  prior to the date of any Meeting of the Stockholders, as a record date for the determination of  the Stockholders  entitled to receive  a notice of, and to  vote at any meeting and  any adjournment thereof, and in such  case such  Stockholders and  only  such Stockholders  as shall  be Stockholders of  record on the  date so  fixed shall be entitled to receive notice of and to vote at such meeting and any


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adjournment  thereof, as  the  case may  be, notwithstanding  any transfer  of any stock on the books  of the Corporation after any such record date fixed as aforesaid.

     Section  5.  At any meeting of Stockholders, the presence in person  or by proxy of the Stockholders entitled to cast majority

of the votes  thereof shall  constitute a quorum.   If,  however,

such quorum shall not  be present or represented at  any meeting,

the Stockholders entitled  to vote thereat, present in  person or represented by proxy, shall have the power to adjourn the meeting from  time to time, without notice other than announcement at the meeting until a quorum shall be present  or represented.  At such

adjourned  meeting  at  which  a  quorum  shall  be   present  or

represented any business  may be transacted which might have been transacted at the meeting as originally convened.

     Section 6.   The vote  of the holders  of a majority  of the

stock having voting  power, present in  person or represented  by proxy, at a meeting duly called and at which a quorum is present,

shall decide any  question brought before such  meeting, unless a greater proportion than a majority is required for such  question by  applicable  statutes, the  Certificate  of Incorporation,  or these By-Laws.

     Section 7.  Each  stockholder shall have one vote  in person or by proxy for each  share of stock having voting power  held by such Stockholder on each  matter submitted to a vote at a meeting of  Stockholders, but no proxy shall be valid after eleven months from  its date, unless otherwise  provided in the  proxy.  At all


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meetings  of  Stockholders, unless  the  voting  is conducted  by inspectors, all questions relating to the qualification of voters and  the validity of proxies  and the acceptance  or rejection of votes shall be decided by the Chairman of the meeting.

     Section  8.   At  any election  of  Directors, the  Board of

Directors prior  thereto may, or  if they have not  so acted, the

Chairman of  the meeting may, and upon the request of the holders of  ten percent  (10%) of  the shares  entitled to  vote at  such election  shall, appoint  two  inspectors of  election who  shall first subscribe an oath or affirmation to execute faithfully  the duties of  inspectors at  such election with  strict impartiality and according to  the best of their ability,  and shall after the election  make a certification of  its result of  the vote taken.

No candidate for the  Board of Directors shall be  appointed such

inspector.   The Chairman  of the  meeting  may cause  a vote  by

ballot to be taken upon the request of the holders of ten percent

(10%) of the stock entitled to vote on such election or matter.

     Section 9.  The officer  who has charge of the  stock ledger of the Corporation shall,  at least ten days before  every action

of  Directors,   prepare  and  make   a  complete  list   of  the

Stockholders  entitled  to vote  at  said  election, arranged  in alphabetical  order, showing  the address  of and  the  number of

shares registered in  the name  of each Stockholder.   Such  list

shall  be  available  to  the  inspectors  so  appointed  at  any

Stockholders'  meeting.   If  no  inspectors  are appointed,  all

questions  relating  to  the  qualification  of  voters  and  the


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validity of  proxies and  the  acceptance or  rejection of  votes shall be decided by the Chairman of the meeting.

     Section 10.  Notwithstanding anything contained in these By-

Laws  to the contrary, there  shall be no  requirement to have an

Annual Meeting of  Stockholders in any year in which  none of the

following  matters  are  required   to  be  acted  upon  by   the

stockholders pursuant to the  Investment Company Act of  1940, as amended:  (i) the  election of  directors;  (ii) approval  of the investment advisory  agreement; (iii) approval of  a distribution agreement; or  (iv) ratification of the  selection of independent public accountants for the Corporation.

                           ARTICLE III

                            DIRECTORS

     Section 1.  The business of the Corporation shall be managed by its Board of  Directors, which may exercise all  powers of the

Corporation, except such  as are  by statute,  or Certificate  of

Incorporation,  or by these By-Laws conferred upon or reserved to the Stockholders.

     Section 2.   The number of Directors  which shall constitute

the  whole Board  shall be determined  from time  to time  by the

Board of  Directors, but  shall not be  fewer than three  or more than  fifteen.  Each Director elected shall hold office until his

successor  is  elected  and  qualifies.   Directors  need  not be

Stockholders.

     Section  3.    The   Directors  shall  be  elected   by  the

Stockholders, except that any vacancy in the Board resulting from


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any  cause other  than an  increase in  the authorized  number of

Directors  may be filled by majority vote  of the entire Board of

Directors.   However, if  at any  time after  the filling  of any

vacancy,  less  than a  majority  of the  Directors  then holding office  were elected  by  Stockholders, a  Stockholders'  meeting shall be  called as soon  as possible, and  in any  event, within sixty days,  for the purpose of  electing an entire  new Board of

Directors.

     Section 4.  Meetings  of the Board of Directors,  regular or special, may be held at any place within or outside  the State of

Maryland as the Board may from time to time determine.

     Section  5.  At  all meetings of  the Board of  Directors, a majority  of the  entire Board  of Directors  shall  constitute a quorum  for the  transaction  of business  and  the action  of  a majority  of  the Directors  present at  any  meeting at  which a quorum is present  shall be the action of the  Board of Directors unless  the concurrence of  a greater proportion  is required for such  action  by  the laws  of  Maryland,  these  By-Laws or  the

Articles  of Incorporation. If a  quorum shall not  be present at any  meeting of Directors, the Directors present thereat may by a majority  vote adjourn  the  meeting from  time to  time, without notice  other than  announcement at  the meeting  until  a quorum shall be present.

     Section 6.  The first meeting of each newly elected Board of

Directors  shall  be  held as  soon  as  practical following  the

Meeting  of Stockholders.  The  meeting may be  held at such time


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and place as shall be specified in a notice given as  hereinafter provided  for Special Meetings of  the Board of  Directors, or as

shall bespecified ina writtenwaiver signed byall ofthe Directors.

     Section 7.  Regular  meetings of the Board of  Directors may be held  without notice at such time and place as shall from time to time be determined by the Board of Directors.

     Section 8.  Special  Meetings of the Board of  Directors may

be called by the President on  one day's notice to each Director;

Special Meetings shall be called by the President or Secretary in like  manner and  on like  notice on  the written request  of two

Directors.

     Section 9.  Any action required or permitted to be taken  at any meeting of the Board of Directors or of the Committee thereof may  be taken without  a meeting,  if a  written consent  to such action  is signed in one  or more counterparts  by all members of the  Board or  of such Committee,  as the  case may  be, and such written consent is filed  with the minutes of proceedings  of the

Board or Committee.

     Section  10.   The  Board  of Directors  may,  by resolution

passed by  a majority of the whole  Board, appoint from among its members an  Executive Committee and other  Committees composed of two  or more Directors, and  may delegate to  such Committees, in the  intervals between meetings of the Board of Directors, any or all of the powers of the  Board of Directors in the management of the  business and affairs of the Corporation, except the power to declare dividends, to issue stock or to recommend to Stockholders


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any action  requiring Stockholders' approval.  In  the absence of any  member of such committee, the members thereof present at any meeting, whether or not  they constitute a quorum, may  appoint a member  of the  Board of Directors  to act  in the  place of such absent member.

     Section 11.   The  Committees shall  keep  minutes of  their

proceedings and shall report  the same to the Board  of Directors at  the meeting next succeeding, and any action by the Committees shall  be  subject to  revision and  alteration  by the  Board of

Directors, provided  that no  rights  of third  persons shall  be affected by any such revision or alteration.

     Section 12.   Any Director, whether or not  he is a salaried

officer or employee  of the Corporation,  may be compensated  for his services  as  Director or  as  a  member of  a  Committee  of

Directors,  or  as  Chairman  of  the  Board  or  Chairman  of  a

Committee, by fixed periodic  payments or by fees  for attendance at meetings or by both,  and in any event, may be  reimbursed for transportation and other expenses, in  such manner and amounts as the Board of Directors may from time to time determine.

                            ARTICLE IV

                             NOTICES

     Section  1.  Notices to Stockholders shall be in writing and delivered  personally  or mailed  to  the  Stockholders at  their addresses  appearing on the books of the Corporation.  Notices to

Directors shall be oral or by telephone or telegram or in writing or delivered  personally  or mailed  to  the Directors  at  their


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addresses  appearing on the books of the Corporation.  Notices by mail  shall be deemed to be given at the time when the same shall

be mailed.   Notice to Directors need not state  the purpose of a

Regular or Special Meeting.

     Section  2.   Whenever  any notice  of  the time,  place  or

purpose of any meeting of Stockholders, Directors or Committee is required  to be  given under  the provisions  of Maryland  Law or under  the provisions of  the Articles of  Incorporation or these

By-Laws, a waiver  thereof in  writing, signed by  the person  or persons entitled to such notice and filed with the records of the meeting, whether before  or after the holding  thereof, or actual attendance  at the meeting of Stockholders in person or by proxy,

or  at the meeting of Directors or  Committee in person, shall be deemed equivalent to the giving of such notice to such persons.



                            ARTICLE V

                             OFFICERS

     Section  1.  The Officers of the Corporation shall be chosen by  the Board  of Directors  and shall  include a  President, who shall be a Director, a  Secretary and a Treasurer.  The  Board of

Directors may also choose  one or more Vice-Presidents, Assistant

Secretaries and Assistant Treasurers.  Two or more offices may be

held  by  the  same,  person   but  no  Officer  shall   execute,

acknowledge or verify any  instrument in more than one  capacity,

if  such  instrument  is   required  by  law,  the   Articles  of




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Incorporation or  these By-Laws  to be executed,  acknowledged or verified by two or more Officers.

     Section  2.   The Board  of Directors  at its  first meeting

after each Meeting  of Stockholders shall  choose a President,  a

Secretary and a Treasurer.

     Section 3.   The Board  of Directors from  time to  time may

appoint  such  other  Officers  and  agents   as  it  shall  deem

advisable,  who shall hold their offices for such terms and shall exercise  such  powers  and  perform  such  duties  as  shall  be

determined  from  time  to  time  by the  Board.    The  Board of

Directors from time to time may delegate  to one or more Officers or agents the power  to appoint any such subordinate  Officers or agents  and to prescribe the  respective rights, terms of office,

authorities and duties.

     Section  4.    The salaries  or  other  compensation  of all

Officers  and agents  of the  Corporation shall  be fixed  by the

Board  of  Directors, except  that  the  Board  of Directors  may delegate to any  person or group of persons the  power to fix the salary  or  other compensation  of  any  subordinate officers  or agents appointed pursuant to Section 3 of this Article V.

     Section  5.  The Officers of the Corporation shall serve for

one year and  until the successors are  chosen and qualify.   Any

Officer or  agent may  be removed by  the affirmative  vote of  a majority of the Board of Directors whenever, in its judgment, the best  interests of the Corporation  will be served  thereby.  Any vacancy  occurring in  any office  of  the Corporation  by death,


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resignation, removal or otherwise shall be filled by the Board of

Directors.

     Section  6.  The  Chairman of the  Board shall  be the Chief

Executive officer  of the  Corporation; he  shall preside at  all meetings of the Stockholders and Directors, shall be ex-officio a member of all standing  committees and shall see that  all orders and resolutions of the Board are carried into effect.

     Section  7.  The President shall be the Chief Administrative

Officer  of the  Corporation.   In  addition,  he shall,  at  the

request or in  the absence or disability  of the Chairman  of the

Board  perform the duties and exercise the powers of the Chairman of the Board,  and shall perform such other  duties and have such other powers  as the  Board of  Directors may  from time to  time prescribe.

     Section  8.   The  Vice Presidents,  in  the order  of their

seniority, shall in the  absence or disability of  the President,

perform the duties and  exercise the powers of the  President and shall perform such  other duties  as the Board  of Directors  may from time to time prescribe.

     Section 9.  The  Secretary shall attend all meetings  of the

Board  of Directors  and  all meetings  of  the Stockholders  and record all the  proceedings thereof and shall perform like duties

for any committee when required.   He shall give, or cause  to be

given, notice of meetings of the Stockholders and of the Board of

Directors,  and  shall  perform  such  other  duties  as  may  be prescribed  by the Board  of Directors or  President, under whose


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supervision he shall be.  He shall keep in safe  custody the seal of the Corporation and when authorized by the Board of Directors,

affix  and attest the  name to any instrument  requiring it.  The

Board of  Directors  may  give general  authority  to  any  other

Officer to  affix the seal of  the Corporation and to  attest the affixing of his signature.

     Section 10.   The Assistant Secretaries,  in order of  their

seniority, shall in  the absence or disability of  the Secretary,

perform the duties and  exercise the powers of the  Secretary and shall perform such other  duties as the Board of  Directors shall prescribe.

     Section  11.   The  Treasurer shall  be the  Chief Financial

Officer  of the  Corporation.   He shall  be responsible  for the

maintenance  of its accounting  records and  shall render  to the

Board of Directors, at its Regular Meetings, or when the Board of

Directors  so  requires,  an  account of  all  the  Corporation's financial transactions and a report of the financial condition of the Corporation.

     Section  12.   The Assistant Treasurers,  in order  of their

seniority, shall in  the absence or disability  of the Treasurer,

perform the duties and  exercise the powers of the  Treasurer and shall perform such other  duties as the Board of  Directors shall from time to time prescribe.

                            ARTICLE VI

                  SALE AND REDEMPTION OF SHARES




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     Section 1.  The shares of stock of the Corporation shall  be issued and redeemed at  the net asset value  of the shares,  with such net asset value being calculated in good faith at such times and  in accordance with such procedures as the Board of Directors may  from time to  time establish  in accordance  with applicable law.

     Section 2.   All  consideration received by  the Corporation

for the issue or sale  of stock of each class, together  with all income,  earnings, profits  and proceeds  thereof, including  any proceeds derived from the  sale, exchange or liquidation thereof,

and any funds or  payments derived from any reinvestment  of such proceeds  in whatever  form  the same  may be,  shall irrevocably belong to the class of shares of stock with respect to which such assets,  payments or funds  were received by  the Corporation for all  purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation.  Such assets, income, earnings, profits and proceeds thereof, including any  proceeds  derived from  the  sale,  exchange or  liquidation thereof  and  any asset  derived  from any  reinvestment  of such proceeds in whatever form the same may be, are herein referred to as "assets belonging to" such class.

     Section 3.  In  the event of the liquidation  or dissolution of the Corporation, shareholders of each class  shall be entitled to receive, as  a class,  out of the  assets of the  Corporation,

available to distribution to shareholders, but other than general assets not belonging to any particular class of stock, the assets


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belonging to such class,  and the assets so distributable  to the shareholders  of  any  class  shall  be  distributed  among  such shareholders  in proportion to the number of shares of such class held by  them and recorded on  the books of the  Corporation.  In the event that there are any  general assets not belonging to any particular class  of stock  and available for  distribution, such distribution shall be made to the holders of stock of all classes in  proportion  to the  asset  value  of  the respective  classes determined as hereinafter provided.

     Section 4.  The assets belonging to any class of stock shall be charged with  the liabilities  in respect to  such class,  and shall also be charged  with its share of the  general liabilities of  the  Corporation, in  proportion to  the  asset value  of the

respective  classes  determined  as  hereinafter set  out.    The

determination of the Board of Directors shall be conclusive as to

the  amount  of  liabilities,   including  accrued  expenses  and

reserves, as to the allocation  of the same as to a  given class,

and as to whether the  same or general assets of  the Corporation are allocable to one or more classes.

     Section  5.   Each  holder  of any  class  of  stock of  the

Corporation, who surrenders his certificate in good delivery form to  the Corporation  or,  if  the  shares  in  question  are  not represented by  certificates, who  delivers to the  Corporation a written request in good order signed by the shareholder, shall be

entitled  to  convert  the  shares  in   question  on  the  basis

hereinafter  set forth,  into shares  of any  other class  of the


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Corporation.    The Corporation  shall  determine  the net  asset

value,  as hereinafter defined, of the shares to be converted and

shall   deduct  therefrom   such  conversion   cost,  hereinafter

described  and,   within  five  (5)  business   days  after  such

surrender,and payment, shall issue to the shareholder such number of shares of  stock of the class desired, taken  at the net asset value thereof  determined in the same manner and at the same time as that of  the shares  surrendered, necessary to  equal the  net asset value of the shares surrendered less the conversion cost as aforesaid.  Any  amount representing a fraction of a share may be paid in cash  at the option of  the Corporation.  The  conversion cost above mentioned shall be determined by adding  a transaction charge  as determined by the Board of Directors.  The transaction charge  may be  paid and/or  assigned by  the Corporation  to the underwriter  and/or to any other  agency, as it  may elect.  Upon the  conversion  taking  place,  proper transfer  shall  be  made between  the assets belonging to the respective classes of stock.

The Board  of Directors  may limit  this conversion  privilege to shares which have been held for such reasonable period of time as the Directors may determine.

                           ARTICLE VII

                              STOCK

     Section  1.    Each  Stockholder  shall  be  entitled  to  a

certificate  or certificates  which shall  certify the  number of shares owned by him  in the Corporation.  Each  certificate shall be  signed by the President or a Vice President and countersigned


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by the Secretary or an Assistant Secretary or the Treasurer or an

Assistant Treasurer and shall be  sealed with the Corporate Seal.

The  signatures may be either manual  or facsimile signatures and

the seal  may  be  either  facsimile  or  any  other  form.    If

certificates  are not  requested by  the Stockholder,  his shares will be held on deposit by the Corporation.

     Section  2.    In  case  any  Officer  who  has  signed  any

certificate ceases to be an Officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the Officer had not ceased to be such officer as of the date of its issue.

     Section 3.  Notwithstanding the foregoing provisions of this

Article VII the  Corporation shall have full power to participate in any program approved  by the Board of Directors  providing for the  recording  and  transfer  of  ownership  of  shares  of  the

Corporation's

stock  by  electronic or  other  means  without  the issuance  of certificates.

     Section  4.   The  Board  of  Directors  may  direct  a  new

certificate  or  certificates  to  be  issued  in  place  of  any certificate or certificates theretofore issued by the Corporation alleged to have been  stolen, lost or destroyed, upon  the taking of  an  affidavit  of  that  fact  by  the  person  claiming  the certificate of stock  to be  stolen, lost or  destroyed, or  upon

other satisfactory evidence  of such loss  or destruction.   When

authorizing such  issuance of a new  certificate or certificates,


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the Board of Directors may, in its discretion and as a  condition precedent  to the  issuance thereof,  require the  owner of  such stolen,  lost or  destroyed certificate  or certificates,  or his legal  representative, to advertise the same in such manner as it shall require and to give the Corporation a bond, with sufficient surety to the  Corporation to  indemnify it against  any loss  or claim  that  may be  made  by reason  of  the issuance  of  a new certificate.

     Section 5.   The Board of  Directors may fix, in  advance, a

record  date in order to make a determination of Stockholders for any proper purpose as provided in Article  II, Section 5 of these

By-Laws.

     Section  6.   Upon  surrender  to  the  Corporation  or  the

transfer  agent of the  Corporation of  a certificate  for shares

endorsed  or  accompanied  by   proper  evidence  of  succession,

assignment, or authority to transfer, it shall be the duty of the

Corporation to  issue a  new certificate to  the person  entitled thereto, cancel  the old  certificate and record  the transaction upon its books.

     Section 7.   The Corporation shall be  entitled to recognize

the exclusive right  of a person registered  on its books  as the owner of shares to  receive dividends and to vote as  such owner.

The  Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or  not it shall have express or  other




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notice  thereof,  except as  otherwise  provided by  the  Laws of

Maryland.

     Section  8.  The  Board of Directors  may from  time to time appoint or remove transfer  agents and/or registrars of transfers of shares  of stock of  the Corporation,  and it may  appoint the

same person as both transfer agent and registrar.   Upon any such

appointment being made, all  certificates representing shares  of stock thereafter  issued shall  be countersigned by  one of  such transfer agents  or by one of such  registrars of transfers or by both and shall not be valid unless so countersigned.  If the same person  shall be  both  transfer agent  and  registrar, only  one countersignature by such person shall be required.

     Section 9.  The Corporation shall maintain an original stock ledger containing the names and addresses of all Stockholders and the number of shares held by each Stockholder.  Such stock ledger may  be in  written  form  or any  other  form  capable of  being converted into written  form within a reasonable time  for visual inspection.

                           ARTICLE VIII

                      AMENDMENTS OF BY-LAWS

     Section 1.  These By-Laws may be amended, altered, repealed,

or  added  to at  any  meeting of  the Stockholders  or  Board of

Directors by affirmative vote  of a majority of the  stock issued and outstanding entitled to  vote or of a  majority of the  whole authorized number of Directors, as the case may be.




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